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                                                                   Exhibit 10.19

                           [LETTERHEAD OF CALMAT CO]


                               December 15, 1996



Mr.H. James Gallagher
2416 Paseo Del Mar
Palos Verdes Estates, CA 92714

Dear Jim:

     The purpose of this letter is to amend the letter agreement dated August 10, 1993 ("Severance Agreement"), which provides for severance benefits in the event of termination of your employment without cause.

     The third paragraph of Section XI of the Severance Agreement is hereby amended to read in full as follows:

     "In the event that CalMat at any time chooses to exercise its right to terminate you without cause, you will be paid two years' base salary, less legally required deductions and withholdings, as severance pay. In addition, CalMat will waive payment of costs of continued health coverage under COBRA for two years. These will be the only payments to which you will be entitled in the event of termination without cause."

     As so amended, the Severance Agreement shall remain in full force and effect.

                                    Very truly yours,

                                    /s/ A. FREDERICK GERSTELL

                                    A. Frederick Gerstell


Agreed:


/s/ H. JAMES GALLAGHER
----------------------
H. James Gallagher